Exhibit 10.16

GATHERING SERVICES AGREEMENT

BETWEEN

PRB GAS TRANSPORTATION, INC
(GATHERER)

AND

STORM CAT ENERGY (USA) OPERATING CORPORATION
(OWNER)

TABLE OF CONTENTS

GATHERING SERVICES AGREEMENT

i

Section 8.8 Binding Arbitration	7
Section 8.9 Right to Terminate in the Event of Governmental Jurisdiction	8

GENERAL TERMS AND CONDITIONS
TO THE GATHERING SERVICES AGREEMENT

SECTION 1: DEFINITIONS		GTC - 1

SECTION 2: NOMINATION AND SCHEDULING		GTC - 3
2.1	Nominations	GTC - 3

SECTION 3: CONTRACT BALANCING
3.1	Owner’s Obligation to Maintain Balance	GTC - 3

SECTION 4: OWNERSHIP AND CONTROL		GTC - 4

SECTION 5: PRESSURES		GTC - 4

SECTION 6: GAS MEASUREMENT AND QUALITY
6.1	Specifications	GTC - 4
6.2	Non-Conforming Gas	GTC - 5
6.3	Fuel Usage	GTC - 5
6.4	Line Loss and Unaccounted Gas	GTC - 6
6.5	Audit of Fuel Usage, Line Loss and Unaccounted Gas	GTC – 6
6.6	Online Performance	GTC – 6

SECTION 7: UNECONOMIC OPERATION OF GATHERER’S FACILITIES		GTC - 6

SECTION 8: FORCE MAJEURE		GTC - 7

SECTION 9: BILLING AND PAYMENT		GTC - 7
9.1	Statements	GTC - 7
9.2	Payment	GTC - 7
9.3	Disputed Statements	GTC - 8
9.4	Failure to Pay Invoice	GTC - 8
9.5	Audit	GTC – 8

SECTION 10: ASSIGNMENT		GTC - 8

SECTION 11: TAXES		GTC - 9

SECTION 12: RIGHTS OF WAY		GTC - 9

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EXHIBIT A: AREA OF DEDICATION AND RESERVE COMMITMENT AREA

EXHIBIT B: FACILITIES DEVELOPMENT PLAN

EXHIBIT C: RECEIPT POINTS

EXHIBIT D: DELIVERY POINTS

EXHIBIT D-1: VOLUME COMMITMENTS

EXHIBIT E: MEASUREMENT, TESTING AND METERING

EXHIBIT F: MEMORANDUM OF AGREEMENT

EXHIBIT G: GATHERING FACILITY LIMITATIONS

EXHIBIT H: INITIAL FACILITIES

iii

GATHERING SERVICES AGREEMENT

This Gathering Services Agreement (“Agreement”) is entered into and made this           day of                , 2006, by and between Storm Cat Energy (USA) Operating Corporation, a Colorado corporation (“Owner”), and PRB Gas Transportation, Inc., a Nevada corporation (“Gatherer”) (each a “Party” and collectively the “Parties”).

RECITALS:

WHEREAS, Owner owns, controls or is the agent with the authority to enter into this Agreement for all right, title and interest in certain production of Gas produced from the Area of Dedication and the Reserve Commitment Area for which it desires to have Gathering Services performed; and

WHEREAS, Gatherer owns and operates the Gathering Facilities located in the vicinity of the Area of Dedication and Reserve Commitment Area and desires to perform such Gathering Services for Owner in the manner provided for herein; and

WHEREAS, the Parties have agreed that Owner shall deliver Gas to Gatherer at the Receipt Point(s) and Gatherer shall redeliver Equivalent Quantities of Gas, less Owner’s pro-rata share of Fuel and Lost and Unaccounted for Gas, to Owner or its Authorized Representative at the Delivery Point(s) in accordance with the terms and conditions set forth herein; and

WHEREAS, terms not defined herein are as defined in the General Terms and Conditions attached hereto:

NOW, THEREFORE, in consideration of the representations, covenants, and conditions herein contained, Gatherer and Owner hereby agree as follows:

ARTICLE I
OWNER’S OBLIGATIONS

1.1                                 Dedication of Gas. Owner hereby dedicates and agrees to deliver for Gathering Services under the terms and conditions hereof all of Owner’s Reserves produced now or in the future from the Area of Dedication and the Reserve Commitment Area for the Term of this Agreement.

1.2                                 After-Acquired Interests. If Owner acquires any interest in Gas within the Reserve Commitment Area subsequent to the date of this Agreement (the “After-Acquired Interests”), such After-Acquired Interests will likewise be dedicated to this Agreement in accordance with Section 1.1, provided, however, if such After-Acquired Interests are already dedicated to gathering and/or compression services by a third-party by agreement on the date of acquisition by Owner, then at the option of Owner, in its sole discretion, such After-Acquired Interests shall become dedicated hereunder at the end of any primary term under prior agreement, or upon such earlier date as Owner may have any right or option to terminate such prior agreement.

1.3                                 Owner Representation and Warranties. Owner warrants that it holds title to, controls or is the agent with the authority to enter into this Agreement for all of Owner’s Reserves, free and clear of all commitments, including without limitation, any dedication of such Gas for use in interstate commerce or subject to the jurisdiction of the Federal Energy Regulatory Commission. Owner agrees to take no action, directly or indirectly, that would subject the Gathering Services or any portion thereof to the jurisdiction of the Federal Energy Regulatory Commission or any successor authority under the Natural Gas Act. Owner represents that Gas delivered hereunder shall meet the Specifications. Owner shall indemnify, defend and hold harmless Gatherer from any and all loss, cost, expense and Claims arising from or out of a material breach of the representations and warranties contained herein.

1.4                                 Owner’s Reservations. Owner reserves the following rights and quantities of Gas necessary to satisfy same as determined by Owner in its sole and reasonable discretion (“Owner’s Reservations”):

a.                                       to operate as a reasonably prudent operator, provided, in the event Owner should commence Gas flow from a new well, or work to repair, rework, or plug any well, Owner will use its commercially reasonable efforts to provide reasonable notice of same to Gatherer; and

b.                                      to separate or process the Gas using only mechanical, ambient temperature equipment located at surface production facilities at the well location; and

c.                                       to pod, pool, communitize or unitize Owner’s Reserves, in which event this Agreement shall cover Owner’s interests therein.

ARTICLE II
OBLIGATIONS OF GATHERER

2.1                                 Gathering Services. In accordance with the terms and subject to the requirements of this Agreement, Gatherer, or Gatherer’s Authorized Representative, shall take delivery of 100% of Owner’s Reserves delivered to Gatherer at the Receipt Point(s), now through the Term, subject only to Force Majeure events, Normal and Routine Maintenance, and capacity constraints caused by downstream pipeline(s) and re-deliver Equivalent Quantities of Gas (less Owner’s pro rata share of Lost and Unaccounted for Gas and Fuel) for Owner’s account at the Delivery Point(s).

2.2                                 Gathering Facilities. In order to perform the Gathering Services, Gatherer agrees to purchase, lease, build, own, operate or cause to be provided the

Gathering Facilities as are necessary to perform the Gathering Services in accordance with the Facilities Development Plan attached hereto as Exhibit B.

2.3                                 Receipt Points. The points at which Owner shall deliver Gas to Gatherer (“Receipt Points”) are as specified in Exhibit C attached hereto.

2.4                                 Delivery Points. The points at which Gatherer shall redeliver to Owner Equivalent Quantities of Gas delivered by Owner to the Receipt Points (less Owner’s pro rata share of Lost and Unaccounted for Gas and Fuel) (“Delivery Points”) are as specified in Exhibit D attached hereto. Maximum volumes, if any, that may be redelivered to any Delivery Point shall be as set forth on Exhibit D.

ARTICLE III
TERM OF AGREEMENT

This Agreement shall be effective on January 1, 2006 (the ”Effective Date”), and, unless otherwise terminated in accordance with the terms of this Agreement shall remain in effect for a period of ten (10) Years (the “Primary Term”), and thereafter continue in effect from Year to Year, unless terminated by either Party upon written notice to the other Party given thirty (30) Days prior to the end of the Primary Term or any Year thereafter. Notwithstanding the foregoing, in the event Owner, at any time after the first five (5) years of this Agreement, reasonably determines, acting as a prudent operator, that continued deliveries under this Agreement are uneconomic, upon ninety (90) days’ advance written notice to Gatherer, Owner may terminate this Agreement without liability. For the purposes hereof, “uneconomic” shall mean circumstances under which Owner’s revenues from Owner’s Reserves are insufficient to offset Owner’s operating costs attributable to Owner’s Reserves, including the cost of Gathering Services. All indemnity, confidentiality obligations, and audit rights shall survive the termination or expiration hereof.

ARTICLE IV
GATHERING CHARGE AND PAYMENT

4.1                                 Gathering Fee. Owner will pay Gatherer a gathering fee (“Gathering Fee”) of $0.471 per Mcf, subject to Section 4.3, of Owner’s Gas delivered to the Measurement Points within ten (10) days after the invoice is received by Owner. Owner shall be responsible for its pro rata share of Fuel, and Lost and Unaccounted for Gas.

4.2                                 Annual True-up.

4.2.1                        Annual True-Up. Owner has committed to deliver the Annual Volume Commitment as listed on Exhibit D-1 to the Measurement Points. If, at the end of each calendar Year, the actual quantity of Gas measured by Gatherer at the Measurement Points is less than the Annual Volume Commitment for the applicable Year, Owner shall pay Gatherer an amount (the “Annual True-Up”) which equals the difference between the Annual Volume Commitment for the applicable Year and the actual quantity delivered by Owner to Gatherer as measured at the Measurement Points multiplied by the Gathering Fee.

4.2.2                        Interim Adjustment. During the first three Years of this Agreement, Owner and Gatherer shall independently review, on a quarterly basis, the actual quantity of Gas measured by Gatherer at the Measurement Points to determine whether Owner is on schedule to meet the Annual Volume Commitment for the applicable Year. Should Owner’s or Gatherer’s estimates indicate that the actual quantity of Gas to be delivered may be less than that Year’s Annual Volume Commitment, either Owner or Gatherer has the right to request consultation and negotiation with the other Party to arrive at a mutually agreeable method to offset the estimated shortfall, which may include, without limit, payment of the estimated shortfall multiplied by the Gathering Fee or increasing the Gathering Fee for the remainder of the Year to offset the estimated shortfall. If the Parties agree to payment of the estimated shortfall or elect to increase the monthly Gathering Fee, the Parties shall closely monitor, on a monthly basis, the actual deliveries of Gas for the remainder of the Year and adjust the Gathering Fee as necessary to come as close as possible to that Year’s total Gathering Fee due. Notwithstanding an adjustment of the Gathering Fee pursuant to this Section 4.2.2, deliveries of Owner’s Gas in excess of the Annual Volume Commitment shall be invoiced as described in Section 4.2.4.

4.2.3                        Statement. On or before the fifteenth (15th) day of January following a calendar Year in which Owner has an Annual Volume Commitment, Gatherer will render to Owner a statement setting forth, in terms of Mcf’s, the total quantity of Gas received hereunder as measured at the Measurement Points, the Annual Volume Commitment for the applicable calendar Year, and Annual True-Up amount due, if any. Owner agrees to pay Gatherer by wire transfer (according to the instructions set forth in the applicable statement or invoice) the full amount payable according to such statement on or before ten (10) days following the receipt thereof by Owner.

4.2.4                        Excess Deliveries. At the end of each calendar Year, should the actual quantity of Gas delivered by Owner to Gatherer hereunder be greater than the Annual Volume Commitment for the applicable Year, then the quantity that is greater than the Annual Volume Commitment (the “Excess Volume”), shall rollover to the following Year and be counted towards that Year’s Annual Volume Commitment, if any.

4.3                                 Gathering Fee Adjustments. When Owner has delivered the aggregate Annual Volume Commitment or the Annual True-Up for 2008 has been received by Gatherer, whichever occurs first, then Owner’s Gathering Fee shall be reduced to $0.284/Mcf. This reduced Gathering Fee shall be adjusted on an annual basis beginning 2010 in proportion to the percentage change, from the preceding year, in the Producer Price Index (“PPI”) for Finished Goods, as published by the U.S. Bureau of Labor Statistics; provided, however, the annual adjustment shall never exceed ten percent

(10%). The adjustment of the Gathering Fee shall be made effective upon each anniversary of the Effective Date and shall reflect the percentage change in the PPI as it existed for the immediately preceding January from the PPI for the second immediately preceding January.

4.4                                 Alternative Power/Fuel Source Fee. In the event any of Owner’s Gas flows through a field compression facility or facilities powered by electrical power, or any fuel or power source other than Gas being delivered into the Gathering Facilities (“Alternate Power Source”), Owner shall pay Gatherer its proportionate share of the actual expense incurred by Gatherer for such Alternate Power Source. Such costs shall be allocated to each Delivery Point served by such compression facility by multiplying the total Alternate Power Source cost of each compression facility for the month by a fraction, the numerator of which shall be the volume of Owner’s Gas flowing through the facility attributable to the particular Delivery Point and the denominator of which shall be the total volume of Gas flowing through all such compression facilities. Gatherer shall charge Owner, on a monthly basis, the resultant product.

4.5                                 Facilities Fee for Quality Monitoring and Other Facilities. If additional quality monitoring equipment or other facilities are required to be installed, Owner agrees to pay its pro-rata share of Gatherer’s actual costs thereof.

4.6                                 Treating and Other Fees. If treating of the Gas or other activities requiring capital expenditures are required, Owner and Gatherer shall negotiate a mutually agreeable fee. If the Parties fail to agree on a fee within thirty (30) days of completion of such capital expenditures, then Gatherer will be entitled to invoice Owner for 100% of the Gatherer’s actual capital costs associated with such treating or other activities, and Owner shall pay its pro rata share of such costs.

ARTICLE V
NOTICES/INVOICES

Except as may be otherwise provided, any notice, request, demand, statement or bill provided for in this Agreement or any notice which a Party may desire to give the other shall be in writing faxed, e-mailed or otherwise delivered, as the case may be, as follows:

GATHERER: Notices:	OWNER: Notices:

PRB Gas Transportation, Inc. 1875 Lawrence Street, Suite 450, Denver, CO 80202 Phone: 303-308-1330 Fax: 303-308-1590	Storm Cat Energy (USA) Operating Corporation 1125 17th Street, Suite 2310 Denver, CO 80202 Phone: 303-991-5070 Fax: 303-991-5075

Nominations/Confirmations:

Same as above
Nominations/Confirmations:
Invoices:	Same as above
Same as above
Invoices:
Payments:	Same as above
By wire transfer
to ABA Routing # 102000607, Account #4093101
(or in accordance with instructions set forth in the Statement or Invoice)

ARTICLE VI
MEMORANDUM OF AGREEMENT

The Parties agree that they shall execute a memorandum of agreement in the form attached hereto as Exhibit F and that Gatherer may record such memorandum in the counties where the Owner’s Reserves are located.

ARTICLE VII
GOVERNING LAW

This Agreement shall be interpreted by and construed in accordance with the laws of the state of Wyoming, excluding, however, any conflict-of-laws rules and principles which would apply the law of another jurisdiction.

ARTICLE VIII
MISCELLANEOUS

Section 8.1                                      Entire Agreement. This Agreement contains the entire agreement between the Parties hereto on the date hereof, respecting the subject matter hereof, and there are no prior or contemporaneous agreements or representations affecting such subject matter other than those herein expressed.

Section 8.2                                      Amendments Must Be In Writing. It is further agreed that no modification or change herein shall be enforceable unless reduced to writing and executed by both Parties.

Section 8.3                                      No Waiver. No waiver by either Party hereto of any one or more defaults by the other in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults whether of a like kind or different nature.

Section 8.4                                      No Third-Party Rights. There is no third party beneficiary to this Agreement and the provisions of this Agreement shall not impart rights enforceable by any person, firm or organization not a party or not bound as a Party, or not a successor or assignee of a Party bound to this Agreement.

Section 8.5                                      Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY CHARACTER, INCLUDING WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES, COST OF CAPITAL, CANCELLATION OF PERMITS, UNABSORBED GATHERING OR STORAGE CHARGES, TERMINATION OF CONTRACTS, TORT OR CONTRACT CLAIMS INCLUDING CONTRACT CLAIMS ARISING OUT OF THIS AGREEMENT, LOST PRODUCTION OR ANY OTHER FORM OF CONSEQUENTIAL DAMAGE SUFFERED BY OWNER, AND IRRESPECTIVE OF WHETHER CLAIMS FOR SUCH DAMAGES ARE BASED UPON CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE.

Section 8.6                                      Severability. The provisions of this Agreement are severable, and if any portion of this Agreement is deemed legally invalid or unenforceable, the remainder of this Agreement shall survive and remain in full force and effect.

Section 8.7                                      Confidentiality. Each Party shall not disclose the terms hereof to a third party (other than the Party’s and its affiliates’ employees, lenders, counsel, accountants or prospective purchasers of any rights under any transactions who have agreed to keep such terms confidential) except in order to comply with any applicable law, order, regulation or exchange rule; provided, each Party shall notify the other Party of any proceeding of which it is aware which may result in disclosure and use reasonable efforts to prevent or limit the disclosure. The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation.

Section 8.8                                      Binding Arbitration. Any claim, demand, cause of action, dispute or controversy exclusively between the Parties relating to the subject matter of this Agreement, whether sounding in contract, tort or otherwise, at law or in equity, for damages or other relief (“Dispute”) shall be resolved by binding arbitration if senior management of each of the Parties cannot resolve the Dispute within ten (10) days of a notice of arbitration (“Notice”) being served by one Party upon the other. Within twenty (20) days following service of the Notice (if the Dispute remains unresolved by senior management), the Parties shall either agree upon a single arbitrator, or if they have not done so, each Party shall select one arbitrator, who shall together select a third. The third or the single arbitrator shall have more than eight (8) years professional experience in the natural gas gathering industry, be neutral, and have not worked for a Party or affiliate. The arbitration shall be conducted according to the rules of the Federal Arbitration Act, and to the extent an issue is not addressed thereby, by the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in Denver, Colorado. Each Party shall be entitled to a reasonable amount of pre-hearing discovery as allowed by the arbitrator(s), provided the discovery period shall not exceed thirty (30) days; the Parties and the arbitrators shall endeavor to hold the arbitration hearing within thirty (30) days thereafter and to render the decision within ten (10) days following the hearing. Each Party shall bear its own costs of arbitration. Interpretation of this agreement to arbitrate and procedures shall be decided by the arbitrators, provided the award shall be consistent with this Agreement. The arbitration and the award shall be final, binding and confidential.

Section 8.9                                      Right to Terminate in the Event of Governmental Jurisdiction. In the event the Federal Energy Regulatory Commission or any successor or other federal or state governmental agency exercises jurisdiction over the services or rates provided for under this Agreement, then Gatherer, at its election, shall have the right to terminate this Agreement upon thirty (30) Days’ advance written notice to Owner.

Exhibits A, B, C, D, D-1, E, F, G, and H attached to this Agreement are incorporated into and made a part of this Agreement for all purposes.

The Parties have executed this Agreement in counterparts all of which together shall constitute one original and shall be effective as of the Effective Date.

GATHERER:	OWNER:
PRB GAS TRANSPORTATION, INC.	STORM CAT ENERGY (USA) OPERATING CORPORATION

By:	By:
William F. Hayworth	J. Scott Zimmerman, President
President

GENERAL TERMS AND CONDITIONS
TO THE GATHERING SERVICES AGREEMENT

For the purposes of the Agreement, unless the context of the instrument requires otherwise, the following definitions shall be applicable:

SECTION 1.                            DEFINITIONS

“Accounting Period” except the initial Accounting Period, shall mean a period of one calendar month, commencing at 9:00 a.m. Mountain Time on the first day of each month, and ending at 9:00 a.m. Mountain Time on the first days of the succeeding calendar month. The initial Accounting Period shall commence at 9:00 a.m. Mountain Time on the date of initial deliveries of gas hereunder, continuing for a period of consecutive calendar days until 9:00 a.m. Mountain Time on the first day of the succeeding calendar month.

“Annual Volume Commitment” shall mean the annual volumes Owner commits to deliver to Gatherer for Gathering Services as set forth on Exhibit D-1.

“Area of Dedication” shall mean all Gas reserves in and under or attributable to the lands shown on Exhibit A now owned by Owner.

“Authorized Representative” shall mean the representative of a Party that is authorized to undertake and perform certain rights or obligations of the Party hereunder on the Party’s behalf pursuant to an agency or like agreement between the Party and its Authorized Representative.

“British Thermal Unit” or “Btu” shall mean the amount of heat required to raise the temperature of one pound of water from 59 degrees Fahrenheit to 60 degrees Fahrenheit.

“Claims” means all claims or actions, threatened or filed and whether groundless, false or fraudulent, that directly or indirectly relate to the subject matters of the indemnity, and the resulting losses, damages, expenses, attorneys’ fees and court costs, including injury, death and damage to real and personal property, whether incurred by settlement or otherwise, and whether such are threatened or filed prior to or after the termination hereof.

“Delivery Point(s)” shall mean the point(s) described in Exhibit D.

“Equivalent Quantities” shall mean the volume of gas delivered hereunder for Owner’s account to the Delivery Point(s) which shall equal the thermal equivalent in MMBtu of the volume of gas received by Gatherer at the Measurement Points hereunder during a given period of time less compressor fuel, dehydrator fuel, and loss and shrinkage of gas required for delivery of gas to the Delivery Point(s) hereunder during the same period of time.

“Fuel” shall mean that portion of Gas that is delivered to the Receipt Point(s) and is consumed in the Gathering System as fuel for Gathering System Operations.

“Gas” shall mean natural gas in its natural state, produced from wells, including casinghead gas produced with crude oil, natural gas from gas wells, vaporized liquefied natural gas, methane and other gaseous hydrocarbons.

“Gathering Facilities” shall mean those gathering lines and facilities and appurtenances thereto, compressors, cathodic protection equipment and such easements and other rights in land that are to be used by Gatherer or, Gatherer’s designee or third party gathering service provider in performing the gathering services.

“Gathering Services” shall mean measuring, compressing, dehydrating, treating for the removal of CO2, gathering and other post production operations, including third party gathering services, necessary to receive Owner’s Gas at the Receipt Point(s) and deliver Owner’s Equivalent Quantities of Gas to the Delivery Point(s).

“Lost and Unaccounted for Gas” shall mean the reduction in quantity of Gas flowing through the Gathering System which results from venting, purging, metering inaccuracies and operational circumstances, including the natural condensation of liquid hydrocarbons.

“Mcf” shall mean 1,000 cubic feet of Gas at a pressure of 14.73 Psia and at a temperature of 60 degrees Fahrenheit.

“Measurement Points” shall mean the discharge meter owned by Clear Creek Gathering and the Fuel meter owned by Gatherer both located downstream of the compressor applicable to each Delivery Point or other meter as designated by the Parties.

“MMBtu” shall mean one million British Thermal Units.

“Mountain Time” means Mountain Time as adjusted for daylight savings time.

“Normal and Routine Maintenance” shall mean maintenance, tests, alterations, modifications, enlargement, and repairs of the Gathering Systems would normally be done by a prudent operator.

“Owner’s Daily Deliverability of Gas” means the Gas which is physically capable of being produced by Owner in accordance with applicable law, rule or order

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from wells completed within the Area of Dedication and Reserve Commitment Area, subject only to Owner’s Reservations.

“Owner’s Reserves” shall mean all Gas that Owner owns, controls or has the right to deliver to Gatherer that is produced from the Area of Dedication and the Reserve Commitment Area and is subject to this Agreement, subject to Owner’s Reservations, as such term is defined in Section 1.4 of the Gathering Services Agreement.

“Psia” shall mean pounds per square inch, absolute

“Psig” shall mean pounds per square inch, gauge.

“Receipt Point(s)” shall mean the point(s) described in Exhibit C.

“Reserve Commitment Area” shall mean all Gas reserves in and under or attributable to the lands shown on Exhibit A hereafter acquired by Owner.

“Specifications” shall mean the system specifications and procedures of Gatherer, as the same may be amended and or supplemented by Gatherer from time to time, the initial specifications of which are set forth in these General Terms and Conditions.

“Year” shall mean a calendar year beginning January 1st and ending December 31st.

SECTION 2. NOMINATION AND SCHEDULING

2.1.                              Nominations. Five (5) business days prior to the beginning of each month, and two business days prior to any change thereof during the month, Owner will submit in writing to Gatherer and to downstream pipeline(s), its total estimated quantities of Gas to be delivered by Gatherer during such month at the Delivery Point(s) under this Agreement. Gatherer shall work with Owner to determine estimated Fuel, and Lost and Unaccounted for Gas to help in determining nominations.

SECTION 3. CONTRACT BALANCING

3.1.                              Owner’s Obligation to Maintain Balance. Owner shall manage daily receipts and deliveries of Gas to maintain a balance of receipts and deliveries to downstream pipeline(s). Gatherer shall not be responsible for any Imbalances. “Imbalance” shall be defined as the difference during a given month between Owner’s nomination and the total Mcf’s of Gas actually received at the Measurement Point(s), less Fuel and Lost and Unaccounted for Gas.

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SECTION 4. OWNERSHIP AND CONTROL

Owner shall be deemed to be in exclusive control and possession of all Gas until it is delivered to Gatherer at the Receipt Point(s) specified herein, and after it has been delivered to Owner or for its account at the Delivery Point(s) specified herein. Gatherer shall be deemed to be in exclusive control and possession of all Gas gathered hereunder after it is received by Gatherer at the Receipt Point(s) and until it is redelivered to Owner or for its account at the Delivery Point(s). The party deemed to be in exclusive control and possession of the Gas gathered shall be responsible for and shall indemnify the other party against any injury or damage arising from such control or possession, except with regard to injury or damage caused by or arising out of the sole negligence or willful misconduct of the nonpossessory party. The parties hereto understand and acknowledge that title to all Gas shall at all times remain with Owner.

SECTION 5. PRESSURES

Owner shall deliver all Gas hereunder at a pressure sufficient to enter the Gathering Facilities, Gatherer agrees to operate the Facilities in such a manner as to keep suction pressure at or below 2 Psig. In the event Gatherer is unable to maintain a monthly average suction pressure at or below 2 Psig, for two (2) consecutive months, Owner shall have the option to have Owner’s Gas released from the dedication of this Agreement or request Gatherer and Owner negotiate a lower Gathering Fee for such case that future monthly average suction pressure is above 2 psig. Gatherer shall redeliver the Gas at a pressure sufficient to cause delivery into the Delivery Point(s).

Gatherer will install and maintain pressure monitoring equipment at the suction of the screw compressor located at the Receipt Point(s). The accuracy of said measurement equipment shall not be less than plus or minus 1 Psig in the expected range of pressures. For purposes of determining compliance with the pressure requirements, the monthly average suction pressure will be reported as a truncated integer number obtained by truncating the decimal measured monthly average suction pressure. (Example: measured monthly average suction pressure of 2.6 Psig will be truncated to 3 Psig to determine compliance). Testing of suction pressure monitoring equipment will be performed on the same schedule as set forth in Exhibit E.

SECTION 6. GAS MEASUREMENT AND QUALITY

6.1                                 Specifications The Gas delivered at the Receipt Point(s) shall conform to the following Specifications as the same may be amended or supplemented by Gatherer from time to time:

(a)                                  Have not less than 950 Btu’s per cubic foot;

(b)                                 Be commercially free of all dust, non-vaporous hydrocarbons liquids, suspended matter, all gums and gum-forming constituents and any other solid or liquid matter or objectionable substances;

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(c)                                  Contain not more than twenty (20) grains of total sulfur, nor more than one-fourth (1/4) grain of hydrogen sulfide per one hundred (100) standard cubic feet;

(d)                                 Contain not more than four percent (4%) by volume of carbon dioxide (CO2);

(e)                                  Have no greater than 10 parts per million of oxygen;

(f)                                    Contain not more than six percent (6%) of volume of total inerts;

(g)                                 Have a temperature of not less than forty (40) degrees Fahrenheit nor greater than one hundred twenty (120) degrees Fahrenheit;

(h)                                 Contain not more than five (5) pounds of entrained water vapor per Mcf of Gas and no free water; and

(i)                                     Have a hydrocarbon dew point no greater than twenty-five (25) degrees Fahrenheit.

6.2                                 Non-Conforming Gas. Gatherer, at its option, may refuse to accept receipt of any Gas not meeting the quality Specifications then in effect. If Gatherer refuses to accept Owner’s non-conforming Gas, Owner shall have the right to conform the Gas to the Specifications then in effect. If Owner does not elect to conform the Gas to said Specifications, then Gatherer, in its sole discretion, may accept Gas tendered by Owner hereunder which does not meet the Specifications, treat same to conform to said Specifications and charge Owner a mutually agreeable fee. If, at any time, Owner determines that Gatherer’s treating costs can no longer be economically justified, Owner shall so notify Gatherer in writing and in the event Gatherer is unable or unwilling to adjust such treating costs to a level acceptable to Owner within 30 days of the receipt of notice, Owner shall have the right to obtain the release of such well as to the affected producing formation from the terms of this Agreement. If neither Gatherer nor Owner elects to treat the Gas to conform to the Specifications or such treatment is terminated, then Gatherer shall upon thirty (30) days’ prior written notice from Owner, release from the provisions of the Agreement the well (as to the producing formation only) from which such Gas is produced. The receipt by Gatherer of Gas which fails to meet any one of the Specifications shall not be held to be a waiver of Gatherer’s right to refuse future delivery of non-conforming Gas.

6.3                                 Fuel Usage. Owner’s allocated Fuel volume will be prorated based upon measured Fuel metered at the Gatherer’s compressors, using Owner’s metered volumes of Gas as measured at the Measurement Points minus third party volumes as measured by Gatherer as the numerator, and total volumes of all Gas delivered into the Gathering System as measured by Gatherer at the Measurement Points as the denominator,

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multiplied by total Fuel measurement. Gatherer shall use commercially reasonably efforts to minimize Fuel and if at any time, Fuel usage exceeds ten percent (10%) of Gas volume, Gatherer and Owner shall use their good faith efforts to reduce the Fuel usage to a reasonable amount relative to the Gas volume delivered to the Receipt Point; provided, however, Owner shall remain responsible for excess fuel usage.

6.4                                 Lost and Unaccounted for Gas. Gatherer shall use commercially reasonably efforts to minimize Lost and Unaccounted for Gas between Receipt and Delivery Point(s), which shall not exceed two percent (2%) of the Gas delivered to the Gathering System in any month.

6.5                                 Audit of Fuel Usage, Line Loss and Unaccounted Gas. The Owner will have the right, upon written notice, to audit during normal business hours at the Gatherer’s office the Fuel usage and Lost and Unaccounted for Gas for a period of 12 months following the month of production.

6.6                                 Online Performance. Gatherer represents and warrants that the Gathering Facilities will be operational ninety-seven percent (97%) of the hours in each Month for which Owner delivers volumes of Gas to Gatherer in a sufficient quantity, quality, and at a pressure which do not prevent Gatherer from performing its responsibilities under the terms of this Agreement. Gatherer shall reduce Owner’s Gathering Fee by (i) one cent ($0.01) for every one percent (1%) of online performance below ninety-seven percent (97%). If Gatherer is unable to operate at or above ninety-five (95%) for 2 consecutive months Owner shall have the option to have Owner’s Gas released from the dedication of this Agreement.

SECTION 7. UNECONOMIC OPERATION OF GATHERER’S FACILITIES

If, in the reasonable opinion of Gatherer, any part of the Gathering Facilities is or becomes uneconomic to operate due to its volume, quality, governmental regulation or any other cause not within Gatherer’s control, upon ninety (90) days’ advance written notice to Owner, Gatherer may either modify or suspend operations thereof, in which case Gatherer may request Owner to re-negotiate pricing or other terms of this Agreement. Gatherer shall not be obligated to take delivery of all or any portion of the Gas from Owner’s wells, so long as such uneconomic condition exists. If Owner and Gatherer are unable to agree to new pricing and/or terms within thirty (30) days of receipt of notice from Gatherer of such uneconomic operation, then Gatherer shall release the Gas from the dedication of this Agreement. For the purposes hereof, “uneconomic operation” shall be defined as circumstances under which Gatherer’s revenues from the Gathering Facilities are insufficient to offset actual operating costs thereof plus a rate of return not less than fifteen percent (15%).

GTC - 6

SECTION 8. FORCE MAJEURE

Except for Owner’s obligations to make payment due for Gas delivered and gathered hereunder, neither Party shall be liable for failure to perform under the terms of this Agreement when such failure is due to Force Majeure. Force Majeure shall mean acts of God, severe weather, failure to obtain approved permits or other government approvals (provided applications have been timely and properly filed for such permits and approvals), strikes, lockouts, or industrial disputes or disturbances, civil disturbances, arrests and restraints, interruptions by government or court order, present and future valid orders of any regulatory body having proper jurisdiction, acts of the public enemy, wars, riots, insurrections, inability to secure labor or inability to secure materials, including inability to secure materials by reason of allocations promulgated by authorized governmental agencies, epidemics, fires, explosions, breakage or accident to machinery or lines of pipe, freezing of wells or pipelines, inability to obtain easements, right-of-way or other interests in realty (provided such rights have been timely and reasonably sought), the making of repairs, replacements or alterations to wellbores, lines of pipe or plants, capacity or firm transportation arrangements with third parties over which neither Owner nor Gatherer has control, or any other cause, whether of the kind herein enumerated or otherwise, not reasonably within the control of the Party claiming Force Majeure.

Events of Force Majeure shall, so far as possible, be remedied with all reasonable dispatch. The settlement of labor disputes shall be within the discretion of the Party having the difficulty, and the requirement that Force Majeure be remedied with all reasonable dispatch shall not require the settlement of labor disputes by acceding to demands of any opposing Party when such course is inadvisable in the discretion of the Party having the difficulty.

SECTION 9. BILLING AND PAYMENT

9.1                                 Statements. On or before fifteen (15) days following the end of each calendar month, Gatherer will render to Owner a statement setting forth, in terms of Mcf’s , the following information for the immediately preceding month: (i) the total quantity of Gas delivered by Owner at the Receipt Point(s) as measured by Owner at the wellhead; (ii) the total quantity of Gas delivered by Gatherer at the Delivery Point(s) as measured at the Measurement Points; (iii) total Fuel and Lost and Unaccounted for Gas and Owner’s proportionate share thereof; and (iv) the total Gathering Fee payable therefor. Additionally, such statement shall set forth the cumulative imbalance existing at the end of such month.

9.2                                 Payment. Owner agrees to pay Gatherer by wire transfer (according to the instructions set forth in the applicable statement or invoice) the full undisputed amount payable according to such statement on or before ten (10) days following the receipt thereof by Owner. In the event such quantities are estimated for any period, corrected statements shall be rendered by Gatherer to Owner and paid by Owner or refunded or

GTC - 7

credited by Gatherer, as the case may be, in each instance in which the actual quantity received or delivered hereunder with respect to a month shall be determined to be at variance with the estimated quantity theretofore made the basis of billing and payment hereunder. Owner shall, if requested by Gatherer at any time during the term of this Agreement, provide Gatherer with such payment securities as may be acceptable to Gatherer.

9.3                                 Disputed Statements. In the event that Owner, in good faith, disputes any billing or statement, Owner shall pay Gatherer any undisputed amount when due and shall, within thirty (30) days of receipt of the disputed statement, notify Gatherer in writing of its dispute, which notice shall include adequate documentation demonstrating the amount of and basis for the dispute. The Parties shall endeavor in good faith to resolve such dispute within fifteen (15) days following Gatherer’s receipt of such notice. Notwithstanding the foregoing, the Parties shall have the right to review and make corrections to any statements tendered pursuant to this Section 9, or the measurement data associated therewith, at any time upon written notice to the other Party specifying the matter requiring correction and the Parties shall endeavor in good faith to resolve any such matter within fifteen (15) days of notification thereof. If payment disputes cannot be resolved after fifteen (15) days, they become subject to the dispute resolution process set forth in Section 8.8 of the Gathering Services Agreement.

9.4                                 Failure to Pay Invoice. In the event Owner fails to provide payment securities acceptable to Gatherer within ten (10) days after requested by Gatherer, Gatherer and Owner agree that Gatherer may suspend its performance hereunder until such time as Owner furnishes acceptable payment securities to Gatherer. In addition to all other remedies available to Gatherer, should Owner fail to pay any amount when the same becomes due, interest shall accrue thereon at a rate equal to the prime rate from time to time in effect and charged by the Citibank, N.A., New York, New York, plus two percent (2%) per annum, (but in no event greater than the maximum rate of interest permitted by law) with adjustments in such rate to be made on the same day as any change in such prime rate, for any period during which the same shall be overdue, such interest to be paid when the amount past due is paid.

9.5                                 Audit. Each Party hereto or its representative shall have the right at all reasonable times, with sixty (60) day written notice, to examine the books and records of the other Party to the extent necessary to verify the accuracy of any statement, charge, computation or demand made under or pursuant to this Agreement. Any statement shall be final as to all Parties unless questioned within two (2) years after payment thereof has been made.

SECTION 10. ASSIGNMENT

Owner shall not assign or transfer its rights hereunder without first obtaining Gatherer’s written consent to such assignment or transfer, which consent shall not be unreasonably withheld. Owner’s transfer in violation hereof shall be void.

GTC - 8

SECTION 11. TAXES

Owner shall pay and remit to the appropriate taxing jurisdictions all existing or new taxes imposed on Owner with respect to Owner’s Gas prior to its delivery to Gatherer at the Receipt Point(s) and after redelivery at the Delivery Point(s) and other taxes imposed on Owner’s facilities and operations. Gatherer shall pay and remit to appropriate taxing jurisdictions all existing or new taxes imposed on the Gathering of Owner’s Gas while such Gas is in Gatherer’s control and other taxes imposed on Gatherer’s facilities and operations. If a Party is required by law to pay any such taxes (or penalties or interest thereon) that are another Party’s responsibility, the responsible Party shall timely reimburse the paying Party therefore, or, at the paying Party’s request, prepay such taxes, in addition to the other charges provided for herein promptly upon request.

SECTION 12. RIGHTS OF WAY

Owner hereby grants to Gatherer, insofar as Owner has the right to do so, all requisite easements and rights-of-way over and across the premises covered hereby, with full right of ingress and egress, for the purpose of carrying out the duties and terms of this Agreement and Gatherer’s obligations thereunder. To the extent Owner’s leases or other agreements permit, Owner hereby grants to Gatherer the right to lay and maintain pipelines and to install any necessary equipment on said lease and shall have the right to free entry for any purpose incidental to the performance of its obligations hereunder. All pipelines, meters and other equipment placed by Gatherer on said lands shall remain the property of Gatherer and may be removed by Gatherer at any time.

GTC - 9

EXHIBIT A
TO THE
GATHERING SERVICES AGREEMENT

AREA OF DEDICATION

TOWNSHIP 56 NORTH, RANGE 74 WEST, 6TH P.M.

SECTION 15: LOTS 1-15 (FORMERLY DESCRIBED AS W/2, NE/4, N/2 SE/4, SW/4 SE/4)

SECTION 16: ALL

SECTION 17: LOTS 1-4, 6-11, 16 (FORMERLY DESCRIBED AS NE/4, N/2 NW/4, SE/4 NW/4, NE/4 SW/4, N/2 SE/4, SE/4 SE/4)

SECTION 20: LOTS 3-9, 16 (FORMERLY DESCRIBED AS NW/4, S/2 NE/4, E/2 SE/4)

SECTION 21: NE/4 NE/4, LOTS 1, 5-14 (FORMERLY DESCRIBED AS SE/4 NW/4, W/2 NE/4, SE/4 NE/4, SE/4, W/2 SW/4, SE/4 SW/4)

SECTION 22: LOTS 1-16 (ALL)

SECTION 26: LOTS 1-16 (ALL)

SECTION 27: LOTS 1-16 (ALL)

SECTION 34: LOTS 1-16 (ALL)

SECTION 35: LOTS 1-16 (ALL)

SECTION 36: ALL

CAMPBELL COUNTY, WY

RESERVE COMMITMENT AREA

ALL SECTIONS, TOWNSHIP 56 NORTH, RANGES 74 WEST

SECTIONS 5 – 8, 17 – 20, AND 29 – 32 TOWNSHIP 56 NORTH, RANGES 73

SECTIONS 25 – 36 TOWNSHIP 55 NORTH, RANGES 73 WEST

SECTIONS 1, 2, 11 – 14, 23 – 26, 35 AND 36 TOWNSHIP 56 NORTH, RANGES 75 WEST

SECTIONS 1 – 12, TOWNSHIP 55 NORTH, RANGES 74 WEST

CAMPBELL COUNTY, WY

A-1

EXHIBIT B

TO THE

GATHERING SERVICES AGREEMENT

FACILITIES DEVELOPMENT PLAN

A.                                   Initial Facilities

1.                                       Owner is selling to Gatherer its existing facilities located in Sections 22 and 35,in Township 56 North, Range 74 West which will allow Gatherer to accept Owner’s Gas on a priority basis.

2.                                       Facilities include 2 – 3516 4 stage compressors, their leases, all equipment required for safe and efficient operation of the compressors including the property and facilities described in Exhibit H.

B.                                     Additional Facilities

1.                                       (a) New Connections to Downstream Markets – Owner and Gatherer may have the option to make new connections from Gatherer’s Gathering Facilities to additional downstream pipelines for Gas developed and produced and saved by Owner on the leases described on Exhibit A. Owner may request, in writing, a proposal to connect to downstream pipelines to accommodate such Gas

(b) New Connections to Gathering Facilities - Gatherer shall have the option to make connections on its Gathering Facilities for new Gas developed and produced and saved by Owner from the Reserve Commitment Area described on Exhibit A. Owner may request, in writing, a proposal to make such connections to accommodate such Gas

(c) Gathering Facilities Improvements – If Gatherer is unable to perform Gathering Services for Owner’s Daily Quantity of Gas due to existing Gathering Facility limitations, then Owner may request, in writing, a proposal to improve the Gathering Facilities to accommodate such Gas. Gatherer has identified potential system limitations on Exhibit G that may decrease throughput and reliability of the Gathering Facilities.

2.                                       Throughout the term of the Agreement, Owner may, from time to time, notify Gatherer of its expected Gas deliveries, based upon Owner’s good faith reasonable estimate, and within fifteen (15) days after receipt of such notice, Gatherer shall submit a written proposal to Owner to construct and install the necessary facilities to gather said Gas. Owner shall have 30 days from receipt of such proposal to accept or reject Gatherer’s proposal for Gathering Service hereunder. Failure to respond within the said 30-day time period shall be deemed an election by Owner to reject said proposal.

B-1

3.                                       Upon receipt of written acceptance of said proposal by Owner , Gatherer shall commence, on a timely basis, but in any event within ninety (90) days, in a commercially reasonable manner construction and installation of the gathering facilities necessary to gather Owner’s Gas and redeliver said Gas to the Delivery Point(s) set forth on Exhibit D, as may be amended from time to time.

4                                          Should Owner decline the proposal set forth herein, Gatherer shall not be obligated to make any such connection, and Owner may require Gatherer to release such well(s) from the Agreement.

B-2

EXHIBIT C
TO THE
GATHERING SERVICES AGREEMENT

RECEIPT POINT(S)

At the first flange of the inlet piping headers located in:

1.                                       Section 22, Township 56 North, Range 74 West
Campbell County, Wyoming

2.                                       Section 35, Township 56 North, Range 74 West
Campbell County, Wyoming

C-1

EXHIBIT D
TO THE
GATHERING SERVICES AGREEMENT

DELIVERY POINT(S)

At the inlet flange of the meters owned by Clear Creek Gathering located at the discharge of the compressors located in:

1.                                       Section 22, Township 56 North, Range 74 West
Campbell County, Wyoming

2.                                       Section 35, Township 56 North, Range 74
West Campbell County, Wyoming

D-1

EXHIBIT D-1
TO THE
GATHERING SERVICES AGREEMENT

VOLUME COMMITMENTS (MCF)

Date	Annual Volumes
2006	2,064,600
2007	2,482,231
2008	2,040,575
TOTAL	6,587,405

D-1-1

EXHIBIT E
TO THE
GATHERING SERVICES AGREEMENT

Measurement, Testing and Metering

1.                                       Measurement. Except as otherwise agreed by Gatherer, the metering facilities to measure the volumes of Gas delivered at each Measurement Point and Delivery Point shall be maintained and operated or caused to be maintained and operated by Gatherer or Gatherer’s designee. The Btu content of the Gas shall be determined by the facilities at the Receipt Points and Delivery Points. Such facilities and measurement data with respect to the Gas covered hereby shall at all reasonable times be subject to joint inspection by the parties hereto. Gas volumes measured with the use of orifice meter(s) shall be determined in accordance with the provisions of the Gas Measurement Committee Report No. 3 of the American Gas Association (ANSI/API 2530-1991) as amended, supplemented, or revised from time to time. Gas volumes measured with the use of positive or turbine meter(s) shall be determined on the basis of Gas Measurement Committee Report No. 7 of the American Gas Association as amended, supplemented, or revised from time to time. Gas volumes measured with the use of ultrasonic meter(s) shall be determined on the basis of Gas Measurement Committee Report No. 9 of the American Gas Association as amended, supplemented, or revised from time to time. The unit of volume for measurement of Gas delivered hereunder shall be one (1) cubic foot of Gas at a base temperature of sixty degrees Fahrenheit (60°F.) and at an absolute pressure of fourteen and seventy-three one hundredths (14.73) pounds per square inch absolute. Atmospheric pressure for each of the Receipt Points and Delivery Points shall be assumed to be 12.7 Psia irrespective of the actual atmospheric pressure at such points from time to time. Temperature shall be determined by a recording thermometer of standard make. If recording charts are used the arithmetical average of the temperature recorded during periods of flow for each chart, the factor for specific gravity according to the latest test therefor, and the correction for deviation from Ideal Gas Laws applicable during each chart period shall be used to make proper computations of volumes hereunder. If electronic flow measurement is used, continuous temperature, static pressure and differential pressure monitoring will be applicable. If electronic measurement is used in conjunction with on-site chromatograph, continuous monitoring of specific gravity will be applicable; otherwise the volumes computed using a fixed value specific gravity factor shall be corrected to reflect the actual specific gravity of the flowing Gas as determined by a chromatographic analysis of the sample accumulated during the same period of flow or, in the case of spot samples, the specific gravity factor determined by chromatographic analysis shall be applied to volumes delivered during the succeeding chart periods. The correction for deviation from the Ideal Gas Laws shall be computed and applied to volumes calculated by electronic measurement devices. Specific gravity and Btu shall be determined by such methods as may be developed by Gatherer through use of a continuous Gas sample accumulator, on premises analysis, or by spot samples taken at the Receipt Points and Delivery Points at intervals determined to be appropriate by Gatherer. Results from a continuous sampler shall be used to calculate volumes delivered during the same period in which the sample was accumulated; provided, however, that Gatherer reserves the right to adopt the practice of using the Btu content measured for a period prior to the Month of Gas flow in calculating the quantity of Gas transported during a given Month. Results from a spot sample shall be used to calculate volumes during the subsequent period until another sample is taken. The arithmetical average of the continuous temperature recorded during each chart period, the factor for specific gravity according to the latest test therefor, and the correction for deviation from Ideal Gas Laws applicable during each chart period shall be used to make proper computations of volumes hereunder. The gross heating value (Btu content) used shall be determined by adjusting the Btu content measured to reflect the actual water vapor content of the Gas delivered at a temperature of sixty degrees Fahrenheit (60°F.) at an absolute pressure of fourteen and seventy-three one-hundredths (14.73) pounds per square inch absolute. The volume of Gas measured shall be multiplied by the applicable Btu content for such Gas (either that measured for the Month of Gas flow or for the designated period of Btu measurement that may occur prior to the actual Month of Gas flow) to determine the total volume of Gas in MMBtu.

2.                                       Meter Test. At intervals determined to be appropriate by the measuring Party, but no less than quarterly, orifice and other types of meters and appurtenant instruments shall be calibrated in the presence of representatives of the other Party. If the aggregate error in any measurement devices is found on test to register not more than one percent (1%) fast or slow in volume, then they shall be deemed to be correct. All measuring devices shall be adjusted upon test to register accurately within the tolerance allowed by their respective manufacturers. If the aggregate error in any measurement devices is more than one percent (1%) fast or slow in volume, adjustments shall be made by applying the percentage of error to the volume involved during the time the metering equipment was out of calibration, if this period can be ascertained. If the length of time the metering equipment was out of calibration cannot be ascertained, then the percentage of error will be applied to the volume delivered for one-half of the time elapsed since the date of the last calibration. During the time any meter is out of repair or is being tested, or in the event of a sudden failure of any meter to register for any period accurately within the one percent (1%) variation allowed herein, and if it is not feasible to install another meter, then the volume of Gas flowed shall be estimated with the mutual concurrence of both parties until a new or repaired meter is installed. Adjustment and settlement shall be made at the regular Monthly periods on the basis of the best available data using the first of the following methods which is feasible:

a.                                       By using the registration of any check measuring equipment, if installed and registering;

b.                                      By correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculations; and

c.                                       By estimating the quantity of deliveries by deliveries during preceding periods under similar conditions when the meter was registering accurately.

The measuring Party shall give the other Party notice of the time of all tests of meters and appurtenant instruments sufficiently in advance of the holding of such tests so that the other Party may conveniently have its representatives present; provided, however, if the measuring Party has given such notice to the other Party and the other Party is not present at the time specified, then the measuring Party may proceed with the tests as though the other Party were present, and the results therefrom shall be deemed correct and accurate.

If Gatherer determines that any measurement error results from pulsation, Owner shall or shall itself cause the person who owns the facilities that are causing the pulsation to (at its or their expense), within sixty (60) Days of its receipt of notification, reduce the pulsation to a level such that the square root error in respect of pulsation is not greater than one percent (1%).

EXHIBIT F
MEMORANDUM OF AGREEMENT

Notice is hereby given of the following Gathering Services Agreement:

GATHERER:         PRB Gas Transportation, Inc.

OWNER:                Storm Cat Energy (USA) Operating Corporation

COUNTY:              Campbell

STATE:                  Wyoming

DATE:                                        effective date

COMMITMENT:                 All of Owner’s interest in the oil and gas leases described on Exhibit A attached hereto (whether presently owned or hereafter acquired) and incorporated by reference and all of Owner’s interest in natural gas production from all wells located thereon have been committed to Gatherer under and subject to the terms of the referenced Agreement.

RIGHT-OF-WAY:                To the extent permitted under third party agreements, Owner has granted rights-of-way and rights-of-access to Gatherer to own and operate service lines and other equipment on the described lands. Said lines and equipment remain the property of Gatherer during and after termination of the Agreement.

Further information concerning the contract is available from PRB Gas Transportation, Inc., 1875 Lawrence Street, Suite 450, Denver, Colorado 80202. The parties are filing this Memorandum of Agreement as record of the referenced agreement for all purposes at law and in equity.

RETURN THIS DOCUMENT TO:	William Hayworth
PRB Gas Transportation, Inc.
1875 Lawrence Street, Suite 450
Denver, CO 80202

IN WITNESS WHEREOF, Gatherer and Owner have executed this Memorandum for recording the records of the described County and State.

PRB GAS TRANSPORTATION, INC.		STORM CAT ENERGY (USA) OPERATING CORPORATION

By:

Name:		J. Scott Zimmerman, President

Title:

Address:	1875 Lawrence Street, Suite 450	Address:	1125 17th Street, Suite 2310
	Denver, CO 80202		Denver, CO 80202

F-1

STATE OF COLORADO	)
	)	ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was acknowledged before me on                     , 2006, by                   , the                of PRB GAS TRANSPORTATION, INC., a Nevada corporation.

Witness my hand and official seal.

Notary Public

My commission expires:

STATE OF                                     COLORADO)

)  ss.

CITY AND COUNTY OF DENVER                )

The foregoing instrument was acknowledged before me on                        , 2006, by J. Scott Zimmerman, the President of Storm Cat Energy (USA) Corporation, a Colorado corporation.

Witness my hand and official seal.

Notary Public

My commission expires:

G-2

EXHIBIT G
TO THE
GATHERING SERVICES AGREEMENT

GATHERING FACILITY LIMITATIONS

•                  There are no pigging facilities or drips on the pipeline between the two Receipt Points which may limit the ability to optimize compression.

•                  The inlet header is an unconventional design utilizing low spots in the pipe to manually dump liquids. This type of design may limit the ability to handle significant liquid volumes.

•                  The inlet separator design is unknown and currently out of service. The suction scrubber on the compressor skid is the only liquids handling facility in service. This may limit the ability to handle significant liquid volumes.

G-2

EXHIBIT H
TO THE
GATHERING SERVICES AGREEMENT

INITIAL FACILITIES

Station PRFC#6 (NW/4 NW/4, Section 35 Township 56 North Range 74 West):

•                  Graveled compressor site with 4 strand barbed wire fence

•                  “Low Spot” headers for each of the incoming existing laterals (other than the section 36 wells). This includes manual dump riser on each header and a crossover riser to the common suction header

•                  Below ground steel pipe manifolds built for four compressors (currently one installed). Includes risers and valves for each future compressor. The four manifolds are the suction, discharge, fuel, and drain. One of the suction risers is currently being used as an inlet connection for the gas line from the Section 36 wells.

•                  2” Fisher control valve used for recycling

•                  Low pressure separator with dump/drain controls and fittings:

•                  Manufactured in 2000 by Superior Fabrication

•                  MAWP 150# at 150 degree F

•                  Serial # 001137-6

•                  100 bbl tank:

•                  Manufactured by Natco

•                  9’ x 6’- 8”

•                  Serial # 71015513-05

•                  Gas fired tank heater:

•                  Manufactured by Natco

•                  500,000 BTU/HR burner

•                  Serial # 0008-146

•                  200 gallon plastic water tank.

•                  Sump with pump, controls, and piping including 10’ x 6’ fiberglass hut and heater

•                  Heat tracer on all exposed water lines

G-2

•                  Fuel separator/filter:

•                  Manufactured by Perry Equipment

•                  MAWP 275# at 100 degree F

•                  Serial # 138031-16

•                  2” fuel gas system with 2 - Fisher 627H regulators.

•                  Fuel meter - 2” Daniel senior meter Serial # 00380509.

•                  Dehydration Skid:

•                  Tower –

•                  24” x 25’

•                  Serial # 90-378

•                  Manufactured by Production Facilities Equipment in 1990

•                  Regen burner –

•                  250,000 btu/hr

•                  Serial # SB12-8h

•                  Glycol Tank on rack with containment

•                  Teledyne oxygen analyzer

•                  Scott Bacharach gas detector model 4800

•                  Fire eye for building

•                  20’ x 60’ red iron building with two walk-in doors and one rollup

G-2

Station PRFC#5 (SW/4 SW/4, Section 22 Township 56 North Range 74 West):

•                  Graveled compressor site with 4 strand barbed wire fence

•                  “Low Spot” headers for each of the incoming existing laterals. This includes manual dump riser on each header and a crossover riser to the common suction header

•                  Below ground steel pipe manifolds built for four compressors (currently one installed). Includes risers and valves for each future compressor. The four manifolds are the suction, discharge, fuel, and drain. One of the suction risers is currently being used as an inlet connection for the gas line from the Section 36 wells.

•                  2” Fisher control valve used for recycling

•                  Low pressure separator with dump/drain controls and fittings:

•                  Manufactured in 2000 by Superior Fabrication

•                  MAWP 150# at 150 degree F

•                  Serial # 001137-7

•                  100 bbl tank:

•                  Manufactured by Natco

•                  9’ x 6’- 8”

•                  Serial # 71015513-04

•                  Gas fired tank heater:

•                  Manufactured by Natco

•                  500,000 BTU/HR burner

•                  Serial # 0008-211

•                  200 gallon plastic water tank.

•                  Sump with pump, controls, and piping including 10’ x 6’ fiberglass hut and heater

•                  Heat tracer on all exposed water lines

•                  Fuel separator/filter:

•                  Manufactured by Perry Equipment

•                  MAWP 275# at 100 degree F

G-2

•                  Serial # 138031-12

•                  2” fuel gas system with 2 - Fisher 627H regulators.

•                  Fuel meter - 2” Daniel senior meter Serial # 00380508.

•                  Dehydration Skid:

•                  Tower –

•                  24” x 25’

•                  Serial # 89-247C

•                  Manufactured by Production Facilities Equipment in 1989

•                  Regen burner –

•                  250,000 btu/hr

•                  Serial # unknown

•                  Glycol Tank on rack with containment

•                  Teledyne oxygen analyzer

•                  Scott Bacharach gas detector model 4800

•                  Fire eye for building

•                  20’ x 60’ red iron building with two walk-in doors and one rollup

•                  Inlet relief valve – Anderson Greenwood 4” – Serial # 00/36330

•                  Discharge relief valve – Anderson Greenwood 2” – Serial #00/36332

Pipeline System (NW/4 NW/4 Section 35, Township 56 North, Range 74 West to SW/4 SW/4 Section 22, Township 56 North, Range 74 West)

•                  12” Poly pipeline SDR 17 approximately 2 miles long

G-2